Exhibit 23.1 Consent of Crowe Chizek and Company LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126861 on Form S-8 of Atlantic Coast Federal Corporation of our report dated March 21, 2008 appearing in this Annual Report on Form 10-K of Atlantic Coast Federal Corporation for the year ended December 31, 2007.

Crowe Chizek and Company LLC

Brentwood, Tennessee
March 21, 2008